UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018

SUNSET ISLAND GROUP
(Exact name of registrant as specified in its charter)

COLORADO
(State or other jurisdiction of incorporation)

333-214643		47-3278534
(Commission File No.)		(IRS Employer Identification No.)

555 NORTH EL CAMINO REAL #A418

SAN CLEMENTE, CA 92672

(Address of principal executive offices) (zip code)

(424) 239-6230
(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01. Other Information

On January 2, 2018, the Company received its State of California Temporary License for non-volatile manufacturing of cannabis for California's adult-use and medical markets, effective January 2, 2018. The Company has begun manufacturing vape cartridges and has sent its initial batch out for testing and product sampling. On December 23, 2017, the Company also filed its application for temporary license with the State of California for cultivation. The Company was informed on January 2, 2018 that the State has received the authorization from the County and that our applications have been submitted for processing.

The state of California Temporary Authorization to conduct medical and adult cannabis manufacturing will be valid for 120 days and may be extended for an additional 90 days. This transition period, from January 1, 2018 through July 1, 2018, allows for existing operators to apply for their annual permits and affords the industry an opportunity to align all business operations with new state requirements.

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SIGNATURES

Sunset Island Group

Dated: January 2, 2018	By:	/s/ Valerie Baugher
	Name:	Valerie Baugher
	Title:	President

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